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                                                                   EXHIBIT 23(1)

                              ACCOUNTANTS' CONSENT

     We have issued our report dated February 27, 1998 accompanying the consolidated financial Statements of Flagstar Bancorp, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
Detroit, Michigan
December 16, 1998